UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2018

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080
(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2017, Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative (the “Representative”) of the underwriters (the “Underwriters”) pursuant to which the Company sold to the Underwriters in a public offering (the “Offering”) an aggregate of (i) 5,100,000 Class A Units at a public offering price of $0.25 per unit, with each unit consisting of one share of common stock (the “Common Stock”) and a warrant to purchase one share of common, and (ii) 8,225 Class B Units at a public offering price of $1,000 per unit, with each unit consisting of one share of Series A Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase 4,000 shares of Common Stock. The Preferred Shares, which are convertible into an aggregate of 32,900,000 shares of Common Stock, include a beneficial ownership blocker but have no dividend rights (except to the extent that dividends are also paid on the Common Stock), liquidation preference or other preferences over common stock, and have no voting rights.

In addition, the Underwriters were granted an option for a period of 45 days to purchase up to an additional 5,700,000 shares of Common Stock and/or additional warrants to purchase up to 5,700,000 shares of Common Stock.

The Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with its transfer agent, Continental Stock Transfer & Trust Company, who will act as warrant agent for the Company, setting forth the terms and conditions of the warrants sold in the Offering. The warrants have an exercise price of $0.25, are exercisable upon issuance and will expire five years from the date of issuance.

The Company also agreed to issue to the Representative and its designees warrants to purchase an aggregate of 1,520,000 shares of Common Stock at an exercise price of $0.28 per share (the “Representative’s Purchase Warrant”).

The Offering closed on September 25, 2018. At the closing, the Underwriters exercised their option to purchase 5,700,000 Warrants at a price of $0.01 per warrant. The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-226841), which was declared effective by the Securities and Exchange Commission on September 20, 2018. The final prospectus relating to the offering was filed with the SEC on September 24, 2018, as amended by the prospectus supplement on September 25, 2018.

The foregoing descriptions of the Underwriting Agreement, the Warrant Agency Agreement, the Representative’s Purchase Warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Warrant Agency Agreement (including the form of warrant certificate included in the Warrant Agency Agreement) and the Representative’s Purchase Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2018, the Company filed a Certificate of Designation with the Secretary of State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Preferred Shares. The Certificate of Designation became effective with the Secretary of the State of Delaware upon filing. A copy of the Certificate of Designation is included as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 8.01 Other Events.

On September 20, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 20, 2018 between Titan Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners
3.1	Certificate of Designation of Series A Convertible Preferred Stock
4.1	Warrant Agency Agreement dated September 25, 2018 between Titan Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company
4.2	Representative’s Purchase Warrant
99.1	Press Release dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: Chief Executive Officer and President

Dated: September 25, 2018